Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Exhibit 99.1 Steven Brazones Investor Relations Contact 651-236-5060

NEWS	June 26, 2024

H.B. Fuller Reports Second Quarter 2024 Results

Reported EPS (diluted) of $0.91; Adjusted EPS (diluted) of $1.12, up 20% year-on-year

Net income of $51 million; Adjusted EBITDA of $157 million, up 10% year-on-year

Adjusted EBITDA margin of 17.1%, up 120 basis points year-on-year

Updates full year adjusted EBITDA guidance to upper end of previously provided range

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its second quarter that ended June 1, 2024.

Second Quarter 2024 Noteworthy Items:

■	Net revenue was $917 million, up 2.1% year-on-year; organic revenue was flat year-on-year with volume up 3.3% and all three global business units achieving volume growth;

■

Gross profit margin was 30.8%; adjusted gross profit margin was 31.1%, up 210 basis points year-on-year, driven principally by favorable net pricing and raw material cost impact, restructuring benefits and volume growth;

■	Net income was $51 million; adjusted EBITDA was $157 million, up 10% year-on-year; adjusted EBITDA margin expanded 120 basis points year-on-year to 17.1%;

■	Reported EPS (diluted) was $0.91; adjusted EPS (diluted) was $1.12, up 20% versus the prior year, driven by strong operating income growth;

■	Year-to-date cash flow from operations increased $21 million year-on-year to $129 million, driven by improved profitability;

■	Net working capital, as a percentage of annualized net revenue, decreased 190 basis points year-on-year from 18.1% to 16.2%;

■	Reinitiated share repurchase program, acquiring 182,400 shares during the quarter;

■	Acquired ND Industries, Inc., a leading provider of specialty adhesives and fastener locking solutions for the automotive, electronics, and aerospace markets.

Summary of Second Quarter 2024 Results:

The Company’s net revenue for the second quarter of fiscal 2024 was $917 million, up 2.1% versus the second quarter of fiscal 2023. Volume increased net revenue by 3.3% and was offset by anticipated pricing adjustments, resulting in flat organic revenue year-on-year. Volume grew in all three global business units. Foreign currency translation reduced net revenue by 1.7% and acquisitions increased net revenue by 3.9%.

Gross profit in the second quarter of fiscal 2024 was $282 million. Adjusted gross profit was $286 million. Adjusted gross profit margin of 31.1% increased 210 basis points year-on-year. The net impact of pricing and raw material cost actions as well as restructuring benefits and volume leverage principally drove the year-on-year increase in adjusted gross profit margin.

Selling, general and administrative (SG&A) expense was $181 million in the second quarter of fiscal 2024 and adjusted SG&A was $173 million versus $159 million in the second quarter of fiscal 2023. The impact of acquisitions, inflation in wages and services, and higher variable compensation expense, partially offset by restructuring savings, drove the year-on-year increase in adjusted SG&A.

Net income attributable to H.B. Fuller for the second quarter of fiscal 2024 was $51 million, or $0.91 per diluted share. Adjusted net income attributable to H.B. Fuller for the second quarter of fiscal 2024 was $64 million. Adjusted EPS was $1.12 per diluted share, up 20% year-on-year driven by strong operating income growth.

Adjusted EBITDA in the second quarter of fiscal 2024 was $157 million, up 10% year-on-year driven principally by the net impact of pricing and raw material cost actions, volume growth, restructuring savings, and benefits from recent acquisitions. Adjusted EBITDA margin increased 120 basis points year-on-year to 17.1%.

H.B. Fuller President and CEO Celeste Mastin said, “Our strong second quarter financial performance reflects the team’s steadfast commitment to execution while driving our long-term strategy to focus on more profitable, higher growth segments of the market. We continue to innovate and deliver customized value-enhancing solutions to our customers while acquiring highly profitable, fast-growing businesses, like ND Industries, to expand our market presence in the most differentiated segments. As we execute our restructuring program focused on streamlining our global footprint, we are driving sustainable enhancements to our cost structure and improving our ROIC. In a large total addressable market, where we win one application at a time, we continue to meaningfully move the needle and remain on track to deliver adjusted EBITDA margin greater than 20 percent in the next three to five years.”

Balance Sheet and Working Capital:

Net debt at the end of the second quarter of fiscal 2024 was $1,910 million, up $131 million year-on-year. The increase in net debt was driven primarily by the acquisition of ND Industries, Inc. during the quarter. The ratio of net debt-to-adjusted EBITDA increased from 2.9X at the end of fiscal year 2023 to 3.1X at the end of the second quarter.

Net working capital in the second quarter of fiscal 2024 decreased $56 million year-on-year. As a percentage of annualized net revenue, net working capital decreased 190 basis points year-on-year to 16.2%.

Fiscal 2024 Outlook:

As a result of our strong first half performance and recent acquisition activity, partially offset by the strengthening US Dollar, we are updating our previously communicated financial guidance for fiscal 2024 as follows:

■	Net revenue growth is now expected to be in the range of up 2% to 4% with organic revenue flat to up 2% year-on-year;

■

Adjusted EBITDA is now expected to be in the range of $620 million to $640 million, equating to growth of approximately 7% to 10% year-on-year, and for third quarter adjusted EBITDA to be in the range of $165 million to $175 million;

■	Net interest expense is now expected to be approximately $130 million;

■	Adjusted EPS (diluted) is now expected to be in the range of $4.20 to $4.45, equating to year-on-year growth of between 9% and 15%;

■	Operating cash flow is still expected to be between $300 million and $350 million.

Conference Call:

The Company will hold a conference call on June 27, 2024, at 9:30 a.m. CT (10:30 a.m. ET) to discuss its results. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the Company’s website at https://investors.hbfuller.com. Participants must register prior to accessing the webcast using this link and should do so at least 10 minutes prior to the start of the call to install and test any necessary software and audio connections. A telephone replay of the conference call will be available from 12:30 p.m. CT on June 27, 2024, to 10:59 p.m. CT on July 4, 2024. To access the telephone replay dial 1-800-770-2030 (toll free) or 1-609-800-9909, and enter Conference ID: 6370505.

Regulation G

The information presented in this earnings release regarding consolidated and segment organic revenue growth, operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share, adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA margin, net debt, net debt-to-adjusted EBITDA, trailing twelve months adjusted EBITDA, net working capital, annualized net revenue and net working capital as a percentage of annualized net revenue does not conform to U.S. generally accepted accounting principles (U.S. GAAP) and should not be construed as an alternative to the reported results determined in accordance with U.S. GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported U.S. GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our Fiscal 2024 Outlook, which the Company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller

As the largest pureplay adhesives company in the world, H.B. Fuller’s (NYSE: FUL) innovative, functional coatings, adhesives and sealants enhance the quality, safety and performance of products people use every day. Founded in 1887, with 2023 revenue of $3.5 billion, our mission to Connect What Matters is brought to life by more than 7,000 global team members who collaborate with customers across more than 30 market segments in over 140 countries to develop highly specified solutions that enable customers to bring world-changing innovations to their end markets. Learn more at www.hbfuller.com.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the availability and pricing of raw materials; the impact of potential cybersecurity attacks and security breaches; the impact on the supply chain, raw material costs and pricing of our products due to military conflict, including between Russia and Ukraine and Israel and Hamas; the consequences of the COVID-19 outbreak and other pandemics on our operations and financial results; the impact on our margins and product demand due to inflationary pressures; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to our current dividend policy; our ability to acquire and integrate complementary businesses; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; disruptions to our relationships with our major customers and suppliers; failures in our information technology systems; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the effect of new accounting pronouncements and accounting charges and credits; and similar matters.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	Three Months Ended	Percent of	Three Months Ended	Percent of
	June 1, 2024	Net Revenue	June 3, 2023	Net Revenue
Net revenue	$917,107	100.0%	$898,239	100.0%
Cost of sales	(635,055)	(69.2)%	(641,464)	(71.4)%
Gross profit	282,052	30.8%	256,775	28.6%

Selling, general and administrative expenses	(181,456)	(19.8)%	(166,625)	(18.6)%
Other income, net	3,634	0.4%	605	0.1%
Interest expense	(32,314)	(3.5)%	(33,131)	(3.7)%
Interest income	1,199	0.1%	932	0.1%
Income before income taxes and income from equity method investments	73,115	8.0%	58,556	6.5%

Income taxes	(22,418)	(2.4)%	(19,291)	(2.1)%

Income from equity method investments	600	0.1%	1,157	0.1%
Net income including non-controlling interest	51,297	5.6%	40,422	4.5%

Net income attributable to non-controlling interest	(33)	(0.0)%	(21)	(0.0)%
Net income attributable to H.B. Fuller	$51,264	5.6%	$40,401	4.5%

Basic income per common share attributable to H.B. Fuller	$0.93		$0.74
Diluted income per common share attributable to H.B. Fuller	$0.91		$0.73

Weighted-average common shares outstanding:
Basic	54,946		54,269
Diluted	56,636		55,717

Dividends declared per common share	$0.223		$0.205

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	Six Months Ended	Percent of	Six Months Ended	Percent of
	June 1, 2024	Net Revenue	June 3, 2023	Net Revenue
Net revenue	$1,727,525	100.0%	$1,707,421	100.0%
Cost of sales	(1,206,237)	(69.8)%	(1,235,838)	(72.4)%
Gross profit	521,288	30.2%	471,583	27.6%

Selling, general and administrative expenses	(353,817)	(20.5)%	(321,167)	(18.8)%

Other income, net	5,135	0.3%	3,209	0.2%
Interest expense	(64,216)	(3.7)%	(66,200)	(3.9)%
Interest income	2,506	0.1%	1,599	0.1%
Income before income taxes and income from equity method investments	110,896	6.4%	89,024	5.2%

Income taxes	(30,231)	(1.7)%	(29,024)	(1.7)%

Income from equity method investments	1,644	0.1%	2,338	0.1%
Net income including non-controlling interest	82,309	4.8%	62,338	3.7%

Net income attributable to non-controlling interest	(54)	(0.0)%	(48)	(0.0)%
Net income attributable to H.B. Fuller	$82,255	4.8%	$62,290	3.6%

Basic income per common share attributable to H.B. Fuller	$1.50		$1.15
Diluted income per common share attributable to H.B. Fuller	$1.45		$1.12

Weighted-average common shares outstanding:
Basic	54,824		54,222
Diluted	56,604		55,818

Dividends declared per common share	$0.428		$0.395

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	June 1, 2024	June 3, 2023	June 1, 2024	June 3, 2023

Net income attributable to H.B. Fuller	$51,264	$40,401	$82,255	$62,290
Adjustments:
Acquisition project costs[1]	1,467	2,919	3,510	5,154
Organizational realignment[2]	7,275	5,690	14,536	8,634
Project One[3]	2,845	2,681	6,058	4,853
Other[4]	914	521	914	3,594
Discrete tax items[5]	1,317	2,042	(1,210)	2,888
Income tax effect on adjustments[6]	(1,558)	(2,172)	(4,848)	(4,572)
Adjusted net income attributable to H.B. Fuller[7]	63,524	52,082	101,215	82,841
Add:
Interest expense	32,313	33,131	64,215	63,511
Interest income	(1,197)	(932)	(2,504)	(1,599)
Adjusted Income taxes	22,658	19,421	36,289	30,707
Depreciation and Amortization expense[8]	39,952	39,063	81,053	76,976
Adjusted EBITDA[7]	157,250	142,765	280,268	252,436

Diluted Shares	56,636	55,717	56,604	55,818
Adjusted diluted income per common share attributable to H.B. Fuller[7]	$1.12	$0.93	$1.79	$1.48
Revenue	$917,107	$898,239	$1,727,525	$1,707,421
Adjusted EBITDA margin[7]	17.1%	15.9%	16.2%	14.8%

[1] Acquisition project costs include costs related to evaluating, acquiring and integrating business acquisitions. Acquisition project costs include $1,385 and $2,105 in transaction costs (primarily consulting and professional fees, representations and warranties insurance premiums and employee acquisition-related travel expenses), $41 and $815 in purchasing accounting costs (primarily professional fees for valuation services, inventory step-up cost and the impact of changes to contingent consideration liabilities after the completion of the purchase price allocation) and $41 and $0 in business integration costs (primarily costs of transition services agreements) for the three months ended June 1, 2024 and June 3, 2023, respectively. Acquisition project costs include $2,678 and $3,741 in transaction costs (primarily consulting and professional fees, representations and warranties insurance premiums and employee acquisition related travel expenses), $255 and $1,413 in purchasing accounting costs (primarily professional fees for valuation services, inventory step-up cost and the impact of changes to contingent consideration liabilities after the completion of the purchase price allocation) and $577 and $0 in business integration costs (primarily costs of transition services agreements and, for the three months ended March 2, 2024, retention bonuses paid to employees of the acquired entities) for the six months ended June 1, 2024 and June 3, 2023, respectively.

[2] Organizational realignment includes costs incurred as a direct result of the organizational realignment program, including professional fees related to legal entity and business structure changes, employee retention and severance costs, and facility rationalization costs related to the closure of production facilities and consolidation of business activities. Facility rationalization costs include plant closure costs, the impact of accelerated depreciation, and, for the three months ended March 2, 2024, operational inefficiencies. Organizational realignment includes $2,246 and $1,031 in professional fees related to legal entity and business structure changes, $2,252 and $4,659 in employee severance and other related costs, and $2,777 and $0 related to facility rationalization costs for the three months ended June 1, 2024 and June 3, 2023, respectively. Organizational realignment includes $3,869 and $3,724 in professional fees related to legal entity and business structure changes, $4,426 and $4,910 in employee severance and other related costs, and $6,241 and $0 related to facility rationalization costs for the six months ended June 1, 2024 and June 3, 2023, respectively.

[3] Project One includes non-capitalizable project costs related implementing our global Enterprise Resource Planning system, including upgrading to SAP S/4HANA®, which will upgrade and standardize our information system.

[4] For fiscal 2023, Other includes the write-off of unamortized debt fees and non-cash gains and losses related to legal entity consolidations.

[5] Discrete tax items for the three and six months ended June 1, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation. Discrete tax items for fiscal 2023 are related to various foreign tax matters offset by excess tax benefit related to U.S. stock compensation.

[6] The income tax effect on adjustments represents the difference between income taxes on net income before income taxes and income from equity method investments reported in accordance with U.S. GAAP and adjusted net income before income taxes and income from equity method investments.

[7] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[8] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller totaling ($1,198) and $18 for the three months ended June 1, 2024 and June 3, 2023, respectively and ($3,620) and $0 for the six months ended June 1, 2024 and June 3, 2023, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	Three Months Ended		Six Months Ended
	June 1,	June 3,	June 1,	June 3,
	2024	2023	2024	2023
Net Revenue:
Hygiene, Health and Consumable Adhesives	$393,111	$404,486	$760,804	$788,014
Engineering Adhesives	373,518	364,080	702,283	697,147
Construction Adhesives	150,478	129,673	264,438	222,260
Corporate unallocated	-	-	-	-
Total H.B. Fuller	$917,107	$898,239	$1,727,525	$1,707,421

Segment Operating Income (Loss):
Hygiene, Health and Consumable Adhesives	$50,488	$51,592	$97,366	$96,738
Engineering Adhesives	51,822	44,400	86,655	76,875
Construction Adhesives	10,418	5,969	7,799	(3,664)
Corporate unallocated	(12,133)	(11,811)	(24,349)	(19,533)
Total H.B. Fuller	$100,595	$90,150	$167,471	$150,416

Adjusted EBITDA[7]
Hygiene, Health and Consumable Adhesives	$65,216	$65,234	$127,474	$124,953
Engineering Adhesives	68,817	61,159	121,164	111,035
Construction Adhesives	22,628	18,221	32,195	21,065
Corporate unallocated	589	(1,849)	(565)	(4,617)
Total H.B. Fuller	$157,250	$142,765	$280,268	$252,436

Adjusted EBITDA Margin[7]
Hygiene, Health and Consumable Adhesives	16.6%	16.1%	16.8%	15.9%
Engineering Adhesives	18.4%	16.8%	17.3%	15.9%
Construction Adhesives	15.0%	14.1%	12.2%	9.5%
Corporate unallocated	NMP	NMP	NMP	NMP
Total H.B. Fuller	17.1%	15.9%	16.2%	14.8%

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	June 1,	June 3,	June 1,	June 3,
	2024	2023	2024	2023
Income before income taxes and income from equity method investments	$73,115	$58,556	$110,896	$89,024

Adjustments:
Acquisition project costs[1]	1,467	2,919	3,510	5,154
Organizational realignment[2]	7,275	5,690	14,536	8,634
Project One[3]	2,845	2,681	6,058	4,853
Other[4]	914	521	914	3,594
Adjusted income before income taxes and income from equity method investments[9]	$85,616	$70,367	$135,914	$111,259

[9] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	June 1,	June 3,	June 1,	June 3,
	2024	2023	2024	2023
Income Taxes	$(22,418)	$(19,291)	$(30,231)	$(29,024)

Adjustments:
Acquisition project costs[1]	(183)	(537)	(720)	(1,051)
Organizational realignment[2]	(906)	(1,046)	(2,815)	(1,724)
Project One[3]	(355)	(493)	(1,199)	(993)
Other[4]	1,204	1,946	(1,324)	2,085
Adjusted income taxes[10]	$(22,658)	$(19,421)	$(36,289)	$(30,707)

Adjusted income before income taxes and income from equity method investments	$85,616	$70,367	$135,914	$111,259
Adjusted effective income tax rate[10]	26.5%	27.6%	26.7%	27.6%

[10] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	Three Months Ended		Six Months Ended
	June 1,	June 3,	June 1,	June 3,
	2024	2023	2024	2023

Net revenue	$917,107	$898,239	$1,727,525	$1,707,421

Gross profit	$282,052	$256,775	$521,288	$471,583
Gross profit margin	30.8%	28.6%	30.2%	27.6%

Adjustments:
Acquisition project costs[1]	(8)	1,058	73	1,101
Organizational realignment[2]	3,466	2,690	7,880	5,011
Project One[3]	13	-	13	-
Other[4]	-	53	-	160
Adjusted gross profit[11]	$285,523	$260,576	$529,254	$477,855
Adjusted gross profit margin[11]	31.1%	29.0%	30.6%	28.0%

[11] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	Three Months Ended		Six Months Ended
	June 1,	June 3,	June 1,	June 3,
	2024	2023	2024	2023

Selling, general and administrative expenses	$(181,456)	$(166,625)	$(353,817)	$(321,167)

Adjustments:
Acquisition project costs[1]	1,475	1,861	3,437	4,053
Organizational realignment[2]	3,439	3,000	5,986	3,623
Project One[3]	2,832	2,681	6,045	4,853
Other[4]	914	468	914	731
Adjusted selling, general and administrative expenses[12]	$(172,796)	$(158,615)	$(337,435)	$(307,907)

[12] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	Hygiene, Health
Three Months Ended	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
June 1, 2024	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$51,984	$52,876	$11,849	$116,709	$(65,445)	$51,264
Adjustments:
Acquisition project costs[1]	-	-	-	-	1,467	1,467
Organizational realignment[2]	-	-	-	-	7,275	7,275
Project One[3]	-	-	-	-	2,845	2,845
Other[4]	-	-	-	-	914	914
Discrete tax items[5]	-	-	-	-	1,317	1,317
Income tax effect on adjustments[6]	-	-	-	-	(1,558)	(1,558)
Adjusted net income attributable to H.B. Fuller[7]	51,984	52,876	11,849	116,709	(53,185)	63,524
Add:
Interest expense	-	-	-	-	32,313	32,313
Interest income	-	-	-	-	(1,197)	(1,197)
Adjusted Income taxes	-	-	-	-	22,658	22,658
Depreciation and amortization expense[8]	13,232	15,941	10,779	39,952	-	39,952
Adjusted EBITDA[7]	$65,216	$68,817	$22,628	$156,661	$589	$157,250
Revenue	$393,111	$373,518	$150,478	$917,107	-	$917,107
Adjusted EBITDA Margin[7]	16.6%	18.4%	15.0%	17.1%	NMP	17.1%

	Hygiene, Health
Six Months Ended	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
June 1, 2024	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$100,356	$88,762	$10,662	$199,780	$(117,525)	$82,255
Adjustments:
Acquisition project costs[1]	-	-	-	-	3,510	3,510
Organizational realignment[2]	-	-	-	-	14,536	14,536
Project One[3]	-	-	-	-	6,058	6,058
Other[4]	-	-	-	-	914	914
Discrete tax items[5]	-	-	-	-	(1,210)	(1,210)
Income tax effect on adjustments[6]	-	-	-	-	(4,848)	(4,848)
Adjusted net income attributable to H.B. Fuller[7]	100,356	88,762	10,662	199,780	(98,565)	101,215
Add:
Interest expense	-	-	-	-	64,215	64,215
Interest income	-	-	-	-	(2,504)	(2,504)
Adjusted Income taxes	-	-	-	-	36,289	36,289
Depreciation and amortization expense[8]	27,118	32,402	21,533	81,053	-	81,053
Adjusted EBITDA[7]	$127,474	$121,164	$32,195	$280,833	$(565)	$280,268
Revenue	760,804	702,283	264,438	1,727,525	-	1,727,525
Adjusted EBITDA Margin[7]	16.8%	17.3%	12.2%	16.3%	NMP	16.2%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	Hygiene, Health
Three Months Ended	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
June 3, 2023	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$52,692	$45,172	$7,687	$105,551	$(65,150)	$40,401
Adjustments:
Acquisition project costs[1]	-	-	-	-	2,919	2,919
Organizational realignment[2]	-	-	-	-	5,690	5,690
Project One[3]	-	-	-	-	2,681	2,681
Other[4]	-	-	-	-	521	521
Discrete tax items[5]	-	-	-	-	2,042	2,042
Income tax effect on adjustments[6]	-	-	-	-	(2,172)	(2,172)
Adjusted net income attributable to H.B. Fuller[7]	52,692	45,172	7,687	105,551	(53,469)	52,082
Add:
Interest expense	-	-	-	-	33,131	33,131
Interest income	-	-	-	-	(932)	(932)
Adjusted Income taxes	-	-	-	-	19,421	19,421
Depreciation and amortization expense[8]	12,542	15,987	10,534	39,063	-	39,063
Adjusted EBITDA[7]	$65,234	$61,159	$18,221	$144,614	$(1,849)	$142,765
Revenue	$404,486	$364,080	$129,673	$898,239	-	$898,239
Adjusted EBITDA Margin[7]	16.1%	16.8%	14.1%	16.1%	NMP	15.9%

	Hygiene, Health
Six Months Ended	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
June 3, 2023	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$100,399	$79,522	$156	$180,077	$(117,787)	$62,290
Adjustments:
Acquisition project costs[1]	-	-	-	-	5,154	5,154
Organizational realignment[2]	-	-	-	-	8,634	8,634
Project One[3]	-	-	-	-	4,853	4,853
Other[4]	-	-	-	-	3,594	3,594
Discrete tax items[5]	-	-	-	-	2,888	2,888
Income tax effect on adjustments[6]	-	-	-	-	(4,572)	(4,572)
Adjusted net income attributable to H.B. Fuller[7]	100,399	79,522	156	180,077	(97,236)	82,841
Add:
Interest expense	-	-	-	-	63,511	63,511
Interest income	-	-	-	-	(1,599)	(1,599)
Adjusted Income taxes	-	-	-	-	30,707	30,707
Depreciation and amortization expense[8]	24,554	31,513	20,909	76,976	-	76,976
Adjusted EBITDA[7]	$124,953	$111,035	$21,065	$257,053	$(4,617)	$252,436
Revenue	$788,014	$697,147	$222,260	$1,707,421	-	$1,707,421
Adjusted EBITDA Margin[7]	15.9%	15.9%	9.5%	15.1%	NMP	14.8%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

NET REVENUE GROWTH (DECLINE)

(unaudited)

Revenue growth versus 2023	Three Months Ended	Six Months Ended
	June 1, 2024	June 1, 2024
Price	(3.4)%	(3.4)%
Volume	3.3%	1.4%
Organic Growth[13]	(0.1)%	(2.0)%
M&A	3.9%	4.4%
Constant currency	3.8%	2.4%
F/X	(1.7)%	(1.2)%
Total H.B. Fuller Net Revenue	2.1%	1.2%

Revenue growth versus 2023	Three Months Ended
	June 1, 2024

	Net		Constant		Organic
	Revenue	F/X	Currency	M&A	Growth[13]
Hygiene, Health and Consumable Adhesives	(2.8)%	(2.1)%	(0.7)%	4.0%	(4.7)%
Engineering Adhesives	2.6%	(1.8)%	4.4%	1.9%	2.5%
Construction Adhesives	16.0%	(0.1)%	16.1%	8.9%	7.2%
Total H.B. Fuller	2.1%	(1.7)%	3.8%	3.9%	(0.1)%

Revenue growth versus 2023	Six Months Ended
	June 1, 2024

	Net		Constant		Organic
	Revenue	F/X	Currency	M&A	Growth[13]
Hygiene, Health and Consumable Adhesives	(3.5)%	(1.3)%	(2.2)%	4.9%	(7.1)%
Engineering Adhesives	0.7%	(1.4)%	2.1%	1.9%	0.2%
Construction Adhesives	19.0%	0.0%	19.0%	10.5%	8.5%
Total H.B. Fuller	1.2%	(1.2)%	2.4%	4.4%	(2.0)%

13 We use the term “organic revenue” to refer to net revenue, excluding the effect of foreign currency changes and acquisitions and divestitures. Organic growth reflects adjustments for the impact of period-over-period changes in foreign currency exchange rates on revenues and the revenues associated with acquisitions and divestitures.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	Three Months Ended				Trailing Twelve	Year
	September 2, 2023	December 2, 2023	March 2, 2024	June 1, 2024	Months[16] Ended June 1, 2024	Ended December 2, 2023

Net income attributable to H.B. Fuller	$37,627	$44,991	$30,991	$51,264	$164,873	$144,906

Adjustments:
Acquisition project costs[1]	6,480	4,765	2,043	1,467	14,755	16,874
Organizational realignment[2]	10,421	10,549	7,262	7,275	35,507	29,900
Project One[3]	2,734	2,193	3,213	2,845	10,985	9,815
Other[4]	503	(3,903)	-	914	(2,486)	(611)
Discrete tax items[14]	6,243	16,955	(2,527)	1,317	21,988	26,085
Income tax effect on adjustments[5]	(4,875)	(1,158)	(3,290)	(1,558)	(10,881)	(10,604)
Adjusted net income attributable to H.B. Fuller[7]	59,133	74,392	37,692	63,524	234,741	216,365

Add:
Interest expense	35,105	33,297	31,901	32,313	132,616	131,913
Interest income	(1,128)	(1,217)	(1,307)	(1,197)	(4,849)	(3,943)
Adjusted Income taxes	20,862	26,477	13,631	22,658	83,628	78,047
Depreciation and Amortization expense[15]	41,826	39,653	41,101	39,952	162,532	158,456
Adjusted EBITDA[7]	$155,798	$172,602	$123,018	$157,250	$608,668	$580,838

[14] Discrete tax items for the three months ended September 2, 2023 are related to various U.S. and foreign tax matters offset by an excess benefit related to U.S. stock compensation. Discrete tax items for the three months ended March 2, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation. Discrete tax items for the three months ended June 1, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation. Discrete tax items for the three months and year ended December 2, 2023 are related to the tax impact of withholding tax recorded on earnings that are no longer permanently reinvested, as well as other various U.S. and foreign tax matters.

[15] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller. Depreciation and amortization expense added back was ($348) for the three months ended September 2, 2023, ($1,036) for the three months ended December 2, 2023, ($2,422) for the three months ended March 2, 2024, ($1,198) for the three months ended June 1, 2024 and ($1,384) for the year ended December 2, 2023.

[16] Trailing twelve months adjusted EBITDA is a non-GAAP financial measure and is defined as adjusted EBITDA for the twelve-month period ended on the date presented. The table above provides a reconciliation of trailing twelve month adjusted EBITDA to net income attributable to H.B. Fuller for the trailing twelve-month period presented, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	June 1, 2024	December 2, 2023	June 3, 2023
Total debt	$2,024,916	$1,838,431	$1,882,343
Less: Cash and cash equivalents	114,823	179,453	103,183
Net debt[17]	$1,910,093	$1,658,978	$1,779,160

Trailing twelve months Adjusted EBITDA[16]	$608,668	580,838
Net Debt-to-Adjusted EBITDA[17]	3.1	2.9

17 Net debt and net debt-to-adjusted EBITDA are non-GAAP financial measures. Net debt is defined as total debt less cash and cash equivalents. Net debt-to-adjusted EBITDA is defined as net debt divided by trailing twelve months adjusted EBITDA. The calculation of both of these non-GAAP financial measures is shown in the table above. The table above provides a reconciliation of each of these non-GAAP financial measures to total debt, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	June 1, 2024	June 3, 2023	December 2, 2023
Trade receivables, net	$571,134	$586,609	$577,932
Inventory	496,085	499,275	442,040
Trade payables	474,095	436,376	439,700
Net working capital[18]	$593,124	$649,508	$580,272

Net revenue three months ended	$917,107	$898,239
Annualized net revenue[18]	3,668,426	3,592,956

Net working capital as a percentage of annualized revenue[18]	16.2%	18.1%

18 Net working capital, annualized net revenue and net working capital as a percentage of annualized net revenue are non-GAAP financial measures. Net working capital is defined as trade receivables, net plus inventory less trade payables. Annualized net revenue is defined as net revenue for the three months ended on the date presented multiplied by four. Net working capital as a percentage of annualized net revenue is net working capital divided by annualized net revenue. The calculation of each of these non-GAAP financial measures is shown in the table above. The table above provides a reconciliation of each of these non-GAAP financial measures to the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

CONSOLIDATED BALANCE SHEETS

H.B. Fuller Company and Subsidiaries

(In thousands, except share and per share amounts)

	June 1,	December 2,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$114,823	$179,453
Trade receivables (net of allowances of $12,523 and $11,080, as of June 1, 2024 and December 2, 2023, respectively)	571,134	577,932
Inventories	496,085	442,040
Other current assets	109,021	112,678
Total current assets	1,291,063	1,312,103

Property, plant and equipment	1,813,723	1,755,035
Accumulated depreciation	(974,875)	(930,380)
Property, plant and equipment, net	838,848	824,655

Goodwill	1,578,297	1,486,512
Other intangibles, net	813,063	729,140
Other assets	397,839	371,165
Total assets	$4,919,110	$4,723,575

Liabilities, non-controlling interest and total equity
Current liabilities
Notes payable	$1,396	$1,841
Trade payables	474,095	439,700
Accrued compensation	78,343	95,680
Income taxes payable	46,883	47,688
Other accrued expenses	83,350	107,902
Total current liabilities	684,067	692,811

Long-term debt	2,023,520	1,836,590
Accrued pension liabilities	50,848	50,189
Other liabilities	368,561	388,072
Total liabilities	$3,126,996	$2,967,662

Commitments and contingencies (Note 12)

Equity
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, shares authorized – 160,000,000, shares outstanding – 54,507,836 and 54,092,987 as of June 1, 2024 and December 2, 2023, respectively	$54,508	$54,093
Additional paid-in capital	310,458	301,485
Retained earnings	1,901,372	1,842,507
Accumulated other comprehensive loss	(474,945)	(442,880)
Total H.B. Fuller stockholders' equity	1,791,393	1,755,205
Non-controlling interest	721	708
Total equity	1,792,114	1,755,913
Total liabilities, non-controlling interest and total equity	$4,919,110	$4,723,575

CONSOLIDATED STATEMENTS of CASH FLOWS

H.B. Fuller Company and Subsidiaries

(In thousands)

	Six Months Ended
	June 1, 2024	June 3, 2023
Cash flows from operating activities:
Net income including non-controlling interest	$82,309	$62,338
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation	45,099	39,163
Amortization	39,574	37,813
Deferred income taxes	(24,117)	(16,831)
Income from equity method investments, net of dividends received	(1,644)	(2,338)
Debt issuance costs write-off	-	2,689
Loss on fair value adjustment on contingent consideration liability	-	(220)
Gain on sale or disposal of assets	(166)	(42)
Share-based compensation	11,930	10,953
Pension and other post-retirement benefit plan activity	(4,370)	(6,226)
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	22,639	66,896
Inventories	(56,512)	8,285
Other assets	(22,328)	(36,951)
Trade payables	38,781	(20,301)
Accrued compensation	(16,424)	(42,190)
Other accrued expenses	(7,002)	(9,988)
Income taxes payable	(11,218)	10,025
Other liabilities	(1,786)	18,819
Other	34,210	(13,497)
Net cash provided by operating activities	128,975	108,397

Cash flows from investing activities:
Purchased property, plant and equipment	(90,181)	(82,578)
Purchased businesses, net of cash acquired	(254,287)	(103,744)
Proceeds from sale of property, plant and equipment	694	2,623
Net cash used in investing activities	(343,774)	(183,699)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,497,000	1,300,000
Repayment of long-term debt	(1,305,500)	(1,176,650)
Payment of debt issuance costs	(3,493)	(10,214)
Net payment of notes payable	(376)	(239)
Dividends paid	(23,295)	(21,258)
Proceeds from stock options exercised	18,289	4,193
Repurchases of common stock	(21,809)	(2,552)
Net cash provided by financing activities	160,816	93,280

Effect of exchange rate changes on cash and cash equivalents	(10,647)	5,295
Net change in cash and cash equivalents	(64,630)	23,273
Cash and cash equivalents at beginning of period	179,453	79,910
Cash and cash equivalents at end of period	$114,823	$103,183